LEASE

     THIS LEASE, made November 6, 1991, between Raybec Manage Co., Ltd. (herein called Lessor), and Wisdom Toothbrush Company (herein called Lessee), whereby Lessee has leased premises from Lessor, and Lessor has demised to Lessee, certain premises containing approximately 4,607 square feet, and designated as Unit T, as outlined in red on the attached building floor plan (herein called Leased Premises); said Leased Premises are located in a building commonly known as 151 S. Pfingsten Road, Deerfield, IL (herein called Building), containing approximately 85,667 square feet, situated on a parcel of ground (herein called
Site), the vacant portion of which is or will be improved with parking areas, driveways and landscaping.

     The lease Term will be for a term of three years and will commence on January 1, 1992 and terminate December 31, 1994 (herein called Lease Term).

     The term rental will be $94,428 (herein called Term Rent) payable monthly in advance in installments of $2,496, each (herein called Monthly Installments). "Lessee's Proportionate Share" as such term is hereinafter used shall be 5.4%. Lessee has deposited with Lessor the sum of $4,992 as Security Deposit. Leased Premises shall be used only for Office and Distribution of Toothbrushes and related items (herein called the Specified Use). "Holdover Rental" as such term is hereinafter used, shall be $250 per day. Until otherwise notified in writing by Lessor, the Term Rental, Monthly Installments and all other sums to be paid by the Lessee to Lessor hereunder shall be made payable to the order of Raybec Management Co., Ltd. At 7855 Gross Point Road, Skokie, IL 60077

     IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written, intending thereby to incorporate and include therein, all terms, conditions and provisions contained in Sections 1 through 11 (consisting of 11 pages attached hereto) as though the said Sections had been hereinbefore fully set forth.

__________________________________     _________________________________________

__________________________________     _________________________________________

                               (Title)                                   (Title)

By: /s/ Marie Fry                      By: /s/ Joel Warady, President
    ------------------------------         -------------------------------------

ATTEST:___________________________     ATTEST:__________________________________

                               (Title)                                   (Title)

(seal)         LESSOR                  (seal)            LESSEE

Section 1. RENTAL

     1.1 Lessee agrees to pay the Term Rent to Lessor in Monthly Installments payable one each in advance on or before the first day of every calendar month of the Lease Term, in lawful money of the United States or by good check or draft (subject to collection).

     1.2 Lessee shall pay to Lessor, as additional rental, Lessee's Proportionate Share of the amount by which the annual real estate taxes and special assessments on the property of which Leased Premises are a part exceed the sum of $118,705. Lessee shall not be responsible or liable for any income or other taxes of the Lessor. Lessor shall submit to Lessee a statement showing the computations upon which the Lessee's liability, if any, is based. On or before fifteen (15) days immediately following such notification, Lessee shall pay an amount equal to such adjustment for such prior calendar year or portion thereof, and for each month of the current calendar year in which the notification is received, Lessee shall pay an amount equal to one-twelfth (1/12) of such rent adjustment, the installments of rent adjustment payable for each month of the current calendar year prior to the date of such notification being due and payable within fifteen (15) days after such notification. Rental adjustment resulting from an increase in real estate taxes for any odd portion of a calendar year at the end of the Lease Term shall be prorated on a per diem basis.

Section 2. SECURITY DEPOSIT

     The Security Deposit may be applied by Lessor for the purpose of curing any default or defaults of Lessee under this Lease. If said sum or any part thereof is used, applied or retained in curing any such default, Lessee shall, upon demand, immediately deposit with Lessor an amount in cash equal to the amount so used, applied or retained. Default by Lessee in paying to Lessor any amount required to restore the Security Deposit after any application thereof, shall afford to Lessor the same remedies as in the default of the payment of rent. If Lessee has not defaulted hereunder, or if Lessor has not applied said sum to said default, then the Security Deposit or any portion thereof not so applied by Lessor shall be paid to Lessee at the termination of this Lease. In the event of a bona-fide sale of the Site and the Building, Lessor shall have the right to transfer the Security Deposit to the purchaser to be held under the terms of this Lease and, in such event, Lessor shall be released from all liability for the return of such Security Deposit to Lessee.

Section 3. UTILITY SERVICES

     3.1 Lessee shall promptly pay for all public utilities rendered or furnished, and metered to the Leased Premises during the terms of this Lease. Lessee shall not waste or permit the waste of water, or use the water for any purpose other than those stated. Lessor periodically will bill Lessee for Lessee's Proportionate Share of all water bills received by Lessor for water metered to the Building and Lessee shall pay such amount not later than the date for the next Monthly Installment. Lessee may, at its own cost, install a submeter to meter water delivered to the Leased Premises and in such event Lessee shall be free of the restrictions regarding water usage and shall pay Lessor for water used according to meter readings (at the rate charged by the supplier of such water) in lieu of paying the aforesaid percentage of bills for all water metered to the Building. All leases heretofore or hereafter executed with respect to premises in the Building will contain identical restrictions with respect to the use, misuse or wasting of water, except where the Lessee installs a submeter at its cost (and such submetered water will be deducted prior to computing Lessee's obligation for such water bills). Lessor shall not be liable for damages, by abatement of rent or otherwise, for interruption or failure of, or delay in, furnishing any service or utility, whether the responsibility of Lessor or of others, when the same is occasioned by causes beyond the reasonable control of Lessor, and no such interruption, failure or delay shall be deemed and eviction or disturbance of Lessee's use of the Leased Premises.

Section 4. USE

     4.1 Lessee may use the Leased Premises for the Specified Use. Lessee shall not injure, overload, deface or otherwise harm Site, Building or Leased Premises nor


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

permit the same; nor commit any nuisance; nor permit the emitting of any objectionable noise or odor; nor burn any trash or refuse thereon or therein; nor sell, display, distribute or give away any alcoholic liquors or beverages; nor make or permit any use of Leased Premises which is improper, offensive or contrary to any law or ordinance, or which will invalidate or increase the cost of any of Lessor's insurance (including the keeping or storage of any article of dangerous, inflammable or explosive character) or which would increase the danger of fire in Leased Premises or in the Building, nor obstruct or permit the obstruction of driveways, walks, parking areas and other common areas of Site.

     4.2 Lessee shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering (hereinafter referred to as "signs") on any part of the Site, exterior of the Building, or in the windows, without the express prior written consent of Lessor, which consent will not be unreasonably withheld. Lessor shall have, at any time and from time to time, the right to establish rules and regulations setting forth uniform characteristics for all signs on the Building and Site, and Lessor's refusal to consent to any sign not meeting such characteristics shall not be deemed to be unreasonable. In the event of the violation of the foregoing, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee. Lessee may, however, place a sign on the front door of Leased Premises which sign shall be installed by Lessor at the expense of Lessee, and shall be (i) for identification purposes only; (ii) uniform with all other such signs on Building; and (iii) of a size, color and style acceptable to Lessor.

     4.3 Lessee shall not make changes and alterations in or of Leased Premises, without Lessor's prior written consent first had, which consent shall not be unreasonably withheld. Any change or alteration shall be made in strict accordance with all building and zoning laws and with the rules and regulations of any governmental authority and of the National Board of Fire Underwriters or any other body exercising similar functions. The cost of any such change or alteration shall be paid in cash, or its equivalent, so that Leased Premises, Building and Site shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to Leased Premises.

Section 5. CONDITION OF PREMISES

     5.1 Lessee's taking possession of the Leased Premises shall be conclusive evidence that Leased Premises were in good order and satisfactory condition when Lessee took possession, with the exception of those items if any, detailed in a written list executed by Lessor and Lessee at or prior to acceptance of possession. No promise of Lessor to alter, remodel, complete or improve Leased Premises or Building or Site, and no representation concerning the condition of Leased Premises or Building or Site have been made by Lessor to Lessee unless same is contained herein or is contained in agreed plans and specifications signed by both parties. At the termination of this Lease by lapse of time or otherwise, Lessee shall return Leased Premises in good order and condition, loss or damage by fire or other casualty, conditions which are the responsibility of Lessor to repair pursuant to the terms of Section 6.2 hereof, and ordinary wear and tear expected.

Section 6. UPKEEP OF LEASED PREMISES, BUILDING AND SITE

     6.1 Except for repairs require in 6.2 hereof to be performed by Lessor, Lessee agrees at its sole cost and expense: to keep Leased Premises, equipment, facilities and fixtures therein (including the heating systems, air-conditioning systems, plumbing fixtures, light fixtures, bulbs and tubes) neat, clean and in good order, repair and condition (including all necessary painting and decorating), replacing all broken glass with glass of the same size and quality as that broken; to keep Leased Premises in a safe, clean and healthful condition, required by any law or ordinance or order or regulation of any public authority; to comply with all local or general regulations, laws and ordinances applicable to Lessee's use of Leased Premises, as well as lawful requirements of all competent authorities in that behalf; to make all repairs, alterations, additions or replacements to Leased Premises (including equipment, facilities or fixtures therein) required by law or ordinance or any order or regulation of any public authority because of Lessee's use of Leased Premises, and to keep Leased Premises equipped with all safety appliances required because of such use and to furnish any licenses and permits required for any such use. Lessee shall also repair any damage to Site, Building or Leased Premises caused by Lessee's fault or negligence.


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

     6.2 Lessor shall at its own expense keep Site (including drives, driveways, walks, parking areas, landscaping, sewer and water lines), and Building (including the exterior of Leased Premises and structural supports and exterior walls and roof thereof) in good condition, order and repair (excluding damage caused by Lessee's fault or negligence), and free of snow, and will make all repairs, alterations, and additions which are required to conform with all laws, ordinances, orders or regulations of any public authorities having jurisdiction, except repairs, alterations and additions required because of Lessee's use of Leased Premises.

Section 7. INDEMNIFICATION AND RELEASE OF CLAIMS

     7.1 Lessee will at all times hold Lessor, its beneficiaries and the management of the Building harmless and indemnified against any loss, damage, cost, expense or liability resulting to any person or property by reason of any use which may be made of the Leased Premises or any part thereof, unless such loss, damage, cost, expense or liability shall be caused by the sole negligence of Lessor; and Lessee will hold Lessor and Site, Building and Leased Premises harmless, indemnified and free and clear of any and all claims, demands, penalties, liabilities, judgments, costs and expenses, including reasonable attorneys' fees, arising in connection with any use of Leased Premises by Lessee or its employees, agents or servants.

     7.2 Neither Lessor nor Lessee shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on Site, in Building or in Leased Premises or in any manner growing out of or connected with the Lessee's use and occupation of Leased Premises, Building and Site, or the condition thereof, whether or not caused by the negligence or other fault of Lessor or Lessee, or of their respective agents, employees, subtenants, licensees, or assignees. This release shall apply only to the extent that such business interruption, loss or damage to property or injury to or death of persons is covered by insurance. Nothing herein shall be construed to impose any other or greater liability upon either Lessor or Lessee than would have existed in the absence of this Section 7.2. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible. The release in favor of Lessor contained herein, is in addition to, and not in substitution for, or in diminution of the hold harmless and indemnification provisions of Section 7.1 hereof.

Section 8. INSURANCE

     8.1 At all times subsequent to Lessee taking possession of Leased Premises, it shall, at its sole cost and expense maintain:

          (a) Comprehensive General Public Liability Insurance against claims for bodily injury, death or property damage occurring in connection with the use and occupancy of Leased Premises, naming Lessee and Lessor, Lessor's beneficiaries and the management of Building as the named insureds, such insurance to afford protection to the limit of not less than Five Hundred Thousand ($500,000.00) Dollars in respect to injury or death of a single person, and to the limit of not less than One Million ($1,000,000.00) Dollars in respect to any one accident, and to the limit of not less than One Hundred Thousand ($100,000.00) Dollars in respect to property damage.

          (b) Steam Boiler Insurance on all steam boilers, pressure tanks and other such apparatus, if any shall, from time to time, be installed by Lessee on Leased Premises, in such amount as Lessor may from time to time reasonably require.

          (c) At all times when any work is in process in connection with any change or alteration being made by Lessee, Lessee shall maintain Workman's Compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor or its beneficiaries, as well as Lessee or Leased Premises.

     8.2 Lessee shall furnish Lessor with a duplicate certificate or certificates of such insurance and not less than ten (10) days prior to the expiration date of any policy, will furnish Lessor with a new policy or certificate


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

therefor or a renewal thereof, in substitution of the expiring policy. Each such policy which Lessee is required to procure and maintain hereunder shall be issued by insurers of recognized responsibility licensed to do business in Illinois, and shall contain an agreement or endorsement that it will not be canceled by the insurer without at least ten (10) days' prior written notice to Lessor.

     8.3 Lessee will not do, suffer or permit any act or omission, whether upon Leased Premises or otherwise, which might or would result in voiding or impairing the obligations of any such policy of insurance.

Section 9. FIRE AND CASUALTY

     9.1 If Leased Premises are substantially destroyed or rendered untenantable by fire or other casualty, Lessor shall have the right to terminate this Lease by notice in writing to Lessee mailed within twenty (20) days of the fire or other casualty. In any case of fire or other casualty damage to Leased Premises (except where this Lease is terminated by Lessor as hereinbefore provided), Lessor shall repair and rebuild Leased Premises within one hundred and twenty
(120) days of the fire or other casualty, and upon failing to do so, Lessee shall have the right to terminate this Lease by notice in writing to Lessor mailed within twenty (20) days thereafter. If any such fire or other casualty renders Leased Premises or any portion thereof untenantable, the rent to be paid by Lessee hereunder shall abate by an amount bearing the same ratio to the total amount of rent for the period of untenantability as the untenantable portion of Leased Premises bears to the entire Leased Premises during the period beginning with the date of such fire or other casualty and ending with the date when Leased Premises are again rendered tenantable.

Section 10. CONDEMNATION

     10.01 If the whole of Leased Premises shall be taken for any public or quasi-public use under statute or by right of eminent domain or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date the title shall be taken. If any portion of Leased Premises shall be so taken as to render the remainder thereof unusable for the purpose for which Leased Premises were leased, then Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days' notice to the other given within sixty
(60) days after the date of such taking. In the event neither party shall exercise the aforesaid right to terminate, the rent payable under this Lease shall be equitably apportioned according to the space so taken, and Lessor shall, at its own cost and expense, restore the remaining portion of Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased and shall make all repairs to Building to Building to the extent necessary to constitute Building a complete architectural unit, provided the cost thereof shall not exceed the proceeds of Lessor's condemnation award. Lessee shall not be entitled to receive any part of any award or awards that may be made to or received by Lessor, but Lessee may prosecute any claim against the condemning authority in such condemnation proceedings for damages which it may have sustained; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any fee mortgage.

Section 11. ASSIGNMENT AND SUBLETTING

     11.1 Lessee shall not sublet any part of Leased Premises nor assign this Lease, without in each and every case Lessor's prior written consent thereto first had, which consent shall not be unreasonably withheld, provided, however, that Lessee shall remain liable hereunder, norwill Lessee make or permit any transfer of this Lease or any interest hereunder by operation of law.

Section 12. LESSOR'S PERFORMANCE OF LESSEE'S COVENANTS

     12.1 Should Lessee at any time fail or omit to do any act or thing provided under this Lease to be done by Lessee, Lessor may in its sole discretion after ten (10) day's written notice to Lessee, itself do or cause to be done such act or thing (including the payment of any claim or lien upon Leased Premises made or filed by any laborer, supplier, materialman, principal contractor, subcontractor, or other person, whether for work, labor or services performed upon, or materials supplied to Leased Premises). All monies paid by Lessor shall be and constitute so much additional rental due hereunder from Lessee to Lessor to be due and payable upon notice given by Lessor of the nature and amount thereof, on the first day of the calendar month next succeeding the month during


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

which Lessor shall have given notice, with interest upon any such amount at the rate of twelve percent (12%) per annum from the date of payment by Lessor until repayment to Lessor by Lessee.

Section 13. RIGHTS RESERVED TO LESSOR

     13.1 Lessor reserves the following rights:

          (a) To have pass keys to Leased Premises and no locks shall be changed without the prior written consent of Lessor;

          (b) To enter the Leased Premises for the purpose of making inspections or repairs, alterations or improvements connected with any portion of Leased Premises during reasonable hours, and at any time in the event of an emergency;

          (c) To show Leased Premises to prospective lessees or brokers during the last six months of the Term of this Lease (and if vacated during such period, to prepare Leased Premises for reoccupancy) and to prospective purchasers at all reasonable times, provided prior notice is given to Lessee in each case;

          (d) To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all internal lighting that may be visible from the exterior of Building.

Section 14. SUBORDINATION TO EXISTING AND FUTURE MORTGAGES

     14.1 At the option of Lessor's mortgagee, this Lease shall be subject and subordinate at all times to the lien of any existing mortgage or mortgages and of mortgages which hereafter may be made a lien on Site and/or Building; provided that so long as Lessee is not in default under this Lease, its possession of Leased Premises and its rights and privileges hereunder shall not be interfered with by the mortgagee or any purchaser upon a foreclosure of such mortgage. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, the Lessee shall nevertheless execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as may be desired by the mortgagee, provided the same acknowledges Lessee's rights as hereinbefore specified. The Lessee hereby appoints the Lessor its attorney-in-fact irrevocably to execute and deliver any such instrument for the Lessee.

Section 15. RIGHTS AND REMEDIES

     15.1 If default shall be made in the payment of any sum required to be paid by Lessee under this Lease, and default shall continue for five (5) days after written notice to Lessee, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and perform, and such default shall continue for fifteen (1) days after written notice to Lessee, or if the interest of Lessee under this Lease shall be levied on under execution or other legal process, or if any portion shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon Leased Premises during the term of this Lease, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creations, service or filing) and thereupon, at its option, may without notice or demand of any kind to Lessee or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:


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     (a) Lessor may terminate this Lease and forthwith repossess Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the balance of the Term Rent then remaining unpaid hereunder (without commutation, in consideration of disregarding any rent adjustments pursuant to Section 1.2 hereof) less the fair rental value of Leased Premises for said period, and any other sum of money and damages owed by Lessee to Lessor;

     (b) Lessor may terminate Lessee's right of possession and may repossess Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation so to do, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to Leased Premises that may be necessary or convenient, and if Lessor shall fail or refuse to relet Leased Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, or if the Leased Premises have been relet the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Section 15.1(b) from time to time, and that no delivery or recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Lessor.

     15.2 Upon the termination of this Lease or upon the termination of Lessee's right of possession, Lessee shall at once surrender possession of Leased Premises to Lessor and remove all effects therefrom, and if such possession is not immediately surrendered Lessor may forthwith re-enter Leased Premises and repossess itself as of its former estate and remove all persons and effects therefrom, using such force as may be necessary without being guilty of any manner of trespass or forcible entry or detainer. Without limiting the generality of the foregoing, Lessee agrees to remove at the termination of this Lease or upon the termination of Lessee's right of possession, Lessee's movable office furniture, signs, trade fixtures, office equipment and personal property and such alterations, improvements and additions made by Lessee as may be requested by Lessor. If Lessee shall fail or refuse to remove all such property from leased Premises, Lessee shall be conclusively presumed to have abandoned the same and title thereto shall thereupon pass to Lessor without any cost, either by setoff, credit, allowance or otherwise, and Lessor may, at its option, accept the title to such property or at Lessee's expense, may remove the same, or any part thereof, in any manner that Lessor shall choose, and store the same without incurring liability to Lessee or any other person.

     15.3 Lessee shall pay, upon demand, all of Lessor's costs, charges and expenses, including the fees of counsel, agents and others retained by Lessor, at any time incurred in enforcing Lessee's obligations hereunder (whether incurred in litigation or otherwise) or incurred by Lessor in any litigation, negotiation or transaction in which Lessee causes Lessor, without Lessor's fault, to become involved or concerned.

Section 16. HOLDING OVER

     16.1. Lessee shall pay to Lessor Holdover Rental for each day Lessee shall retain possession of Leased Premises, or any part thereof, after the termination of this Lease, whether by lapse of time or otherwise and shall also pay all damages sustained by Lessor on account thereof; but the provisions of this Article shall not operate as a waiver by Lessor of any right of re-entry hereinbefore provided; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this Lease and the Lease Term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

Section 17. NOTICES

     17.1 All notices to be given by one party to the other under this Lease shall be in writing, mailed or delivered as follows: If to Lessor, at the place where rent is payable; if to Lessee, at the Leased Premises, provided


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that either party may, by notice to the other, from time to time designate another address to which notices shall thereafter be addressed.

     Mailed notices shall be sent by United States Certified or Registered Mail, postage prepaid. Such notices shall have been deemed to have been given by posting in the United States Mails.

Section 18. ESTOPPEL CERTIFICATE

     18.1 Lessee agrees that from time to time, upon request by Lessor, it will deliver to Lessor within ten (10) days after such request a statement, in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease, as modified, is in full force and effect), the dates to which rent and other charges have been paid, and that Lessor is not in default under any provision of this Lease or, if in default, the nature thereof in detail.

Section 19. COVENANT OF QUIET ENJOYMENT

     19.1 Lessor further agrees that at all times when Lessee is not in default under the terms of and during the terms of this lease, Lessee's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Lessor or by any person claiming by, through or under Lessor.

Section 20. TERM

     20.1 If any work to be done by Lessor has not been substantially completed and possession delivered by the specified commencement date, then the Monthly Installments of rental payable under this Lease shall abate on a pro rata basis until substantial completion and delivery of possession occurs.

     20.2 If Lessee occupies Leased Premises for any period prior to the commencement of the Lease Term, it will pay rental therefor on a pro rata basis from the date of occupancy to the date of commencement of the Lease Term.

Section 21. ACTS SUBSEQUENT TO TERMINATION

     21.1 No receipt of money by Lessor from Lessee after the termination of this Lease, the service of any notice, the commencement of any suit or final judgment for possession shall reinstate, continue or extend the term of this Lease or affect any such notice, demand, suit or judgment.

Section 22. WAIVER OF DEFAULT

     22.1 No waiver of default of Lease shall be implied, and no express waiver shall affect any default other than the default specified in such waiver and that only for the time and to the extent therein stated. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

Section 23. EXAMINATION OF LEASE

     23.1 Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee.

Section 24. DEFAULT UNDER OTHER LEASE

     24.1 If the term of any lease, other than this Lease, made by Lessee, for the Leased Premises or any part thereof, or for any other space in the Building shall be terminated or terminable after the making of this Lease, because of any default by Lessee under such other lease, such fact shall empower Lessor, at Lessor's sole option, to terminate this Lease by notice to Lessee and/or to exercise any of the remedies set forth in Section 15.

Section 25. REPRESENTATIVE CAPACITY

     25.1 No person, partnership, corporation or other organization executing this Lease in a representative capacity for Lessor or Lessee shall be held individually liable hereunder in the absence of fraud provided such person, partnership, corporation or other organization acted with due authority and the intended principals are bound.

Section 26. MISCELLANEOUS

     26.1 All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law or statute.

     26.2 Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Lessor and of Lessee, but also of their respective heirs, legal representatives, successors and permitted assigns, provided this clause shall not permit any assignment contrary to the provisions of Section 11 hereof.

     26.3 All of the representations and obligations of Lessor and Lessee are contained herein and no modification, waiver or amendment of this Lease, or any of its conditions or provisions, shall be binding upon the Lessor and Lessee unless in writing, signed by Lessor and Lessee.

     26.4 The receipt by Lessor of any installment of the regular stipulated rent hereunder or any of said additional rent, shall not be a waiver of any other additional rent then due or of any default or Lessee hereunder.

     26.5 This Lease may be executed in any number of counterparts. Each such executed counterpart shall be deemed an original hereof and all such executed counterparts shall together constitute but one and the same instrument, which instrument shall for all purposes be sufficiently evidenced by such executed counterpart.

     26.6 The section and paragraph headings of this Lease are for convenience only and in no way limit or enlarge the scope or meaning of the language contained in the body of this Lease.

     26.7 If Lessor is a bank or trust company, and is executing this Lease as Trustee, then anything in this Lease to the contrary notwithstanding: This Lease is executed by Lessor, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of that certain Trust Agreement hereinbefore specified. It is expressly understood and agreed that nothing herein or in said Lease contained shall be construed as creating any liability whatsoever against said Trustee personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by said Lessee, and by every person now or hereafter claiming any right or security hereunder; and that so far the said Trustee is concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the premises hereby leases for the payment thereof. It is further understood and agreed that the said Trustee has no agents or employees and merely holds naked legal title to the property herein described.

Section 27. INTEREST

     27.1 All sums due Lessor from Lessee shall bear interest at the rate of Twelve percent (12%) per annum from the time when they become due hereunder until paid to Lessor.

Section 28. RENT SCHEDULE

     28.1   1/1/92       -12/31/92        $2496

            1/1/93       -12/31/93        $2620

            1/1/94       -12/31/94        $2753

     28.2 Lessee to receive January and February 1992 rent free. March rent and Security Deposit due upon Lease execution

Section 29. Tenant shall procure and maintain, at Tenant's expense, a heating and air conditioning system maintenance contract.

Section 30. Lessee is responsible for its pro-rata share of any increase of insurance over .03 per square foot.

Section 31. No overnight parking or storage of equipment or vehicles without written consent from the management.

Section 32. All warehouse personnel are to park in the rear of the building.

Section 33. Lessee is responsible for any damage caused by delivery trucks to property, except for any damages that exist prior to Lessee's occupancy.

Section 34. Lessee is responsible to keep adjoining outside area free of any debris from Lessee's unit.

Section 35. Lessee is responsible for its pro-rata share of fees, costs and expenses paid by Landlord during each lease year in seeking or obtaining any refund or reduction of Real Estate Taxes.

Section 36. Lessor to buildout office areas as per attached plan.

Section 37. After two full years Lessee to have option to cancel this lease should Lessee require additional space and Lessor can not satisfy this requirement written notice to be given by Lessee (4) months prior to end of 2nd year.

                                    GUARANTY

In consideration of the making of the above Lease by the Landlord with the Tenant at the request of the undersigned and in reliance on the Guaranty, the undersigned hereby guarantees the payment of the rent to be paid by the Tenant and the performance by the Tenant of all the terms, conditions, covenants and agreements of the Lease, as well as all provisions of that certain Work Letter, if any, dated the date hereof from Landlord to Tenant, and the undersigned promises to pay all the Landlord's expenses, including reasonable attorney's fees, incurred by the Landlord in enforcing all obligations of the Tenant under the Lease and Work Letter, if any, or incurred by the Landlord in enforcing this Guaranty. The Landlord's consent to any assignments and successive assignments by the Tenant and Tenant's assigns, of this Lease, or a changed or different use of the demised premises, or amendment or modification of the Lease, or Landlord's forbearance, delays, extensions of time or any other reason whether similar to or different from the foregoing, or the non-existence, termination of existence or legal incapacity of Tenant to enter into this Lease and the Work Letter, if any, shall in no wise or manner release the undersigned from, or limit the undersigned's, liability as Guarantor, this Guaranty remaining applicable to the Lease as changed or modified as set forth above. In the event this Guaranty is signed by more than one person, same shall be the joint and several liability of the parties executing this Guaranty.


                                       /s/ Cy Segrich


                                           ADDIS LTD.


          FOR AND ON BEHALF OF


ATTEST:  ADDIS, LTD


/s/ Cy Segrich


(SEAL)


This Lease consists of the Lease Schedule, Pages 1 through 30 hereof, Guaranty, Riders A and B, and Exhibit A.

                                 LEASE AMENDMENT

THIS AMENDMENT TO LEASE entered into as of July 13, 1994 by and between Raybec Management Company, Ltd. ("Landlord") and Wisdom Toothbrush Company ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant have entered into a certain office/industrial lease ("Lease") on November 6, 1996 for certain premises more commonly known as Unit T at 151 S. Pfingsten, Deerfield, Illinois ("Premises"); and

     WHEREAS, Landlord and Tenant now desire to amend said Lease upon the terms and conditions set forth herein; and

     NOW, THEREFORE, the parties hereto evidence their mutual agreement to amend the Lease as follows:

     1. The Monthly Base Rent of the Lease shall be extended as follows:

        1/1/95   -    12/31/95      $2,753      ($7.17 psf)
        1/1/96   -    12/31/96      $2,837      ($7.39 psf)
        1/1/97   -    12/31/97      $2,922      ($7.61 psf)

     2. After the second year of this Amendment, providing that Tenant does not exercise Section 37 of the Lease, then Landlord agrees to give the Tenant a rental credit for the month of January 1997.

     3. Except for the provisions of this Amendment all of the terms, covenants, conditions and provisions of the Lease and all rights and obligations of the Landlord and Tenant thereunder shall remain in full force and effect and are not otherwise revised, amended, altered or changed.

     IN WITNESS WHEREOF, this Amendment of the Lease has been executed as of the day and year set forth above.


LANDLORD:                              TENANT: WISDOM TOOTHBRUSH CO.

__________________________________

BY: /s/ Bennet H. Schwart              BY: /s/ Joel Warady

TITLE: As Agent                        TITLE: President

                                ADDENDUM TO LEASE


Regarding the Lease dated November 6, 1991 and amended on July 13, 1994 by and between Raybec Management Company, Ltd. ("Landlord") and Wisdom Toothbrush Company ("Tenant"), and following is hereby agreed:

     1. Beginning 1/1/95 through 12/31/97, the Monthly Base Rent shall be $2688.00.

     2. In the event that Tenant does not exercise Section 37 of the Lease then, Tenant shall receive a base rental credit for the month of January 1997.

     3. Landlord agrees to "build out" the unit as mutually agreed as follows:
     -  Build 2 new offices behind existing offices
        (approx. 12 x 12 and 15 x 2) -
     -  Build out a hallway with tile floor to match existing -
     -  Add drop ceiling and HVAC
     - Install new vanity sink in washroom and upgrade general appearance of bathroom -
     - Join with doorway the office on right to current executive office and with doorway joining both of the two new offices -
     -  New offices to have proper electrical, heating and air conditioning -
     4. Tenant agrees to contribute $5,000 towards the build out of the unit. In reference to payment, $2,500 shall be paid at the start of the build out and the balance shall be paid upon its completion.

Agreed on this
31 day of
July 1994 by:

       /s/ Bennet H. Schwart              /s/ Joel Warady
       -----------------------------      ------------------------------
       Landlord                           Tenant